UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

BRANDYWINE REALTY TRUST

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352
Delaware
(Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2929 Walnut Street

Suite 1700

Philadelphia, PA 19104

(Address of principal executive offices) (Zip Code)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Brandywine Realty Trust:

Emerging growth company  ☐

Brandywine Operating Partnership, L.P.:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 18, 2017 (the “Redemption Date”), Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Company”), completed the previously announced redemption of the approximately $211.6 million outstanding of its 4.95% Guaranteed Notes due 2018 (the “Notes”). The redemption price of the Notes was $215.7 million. The redemption price includes approximately $1.8 million of accrued and unpaid interest to the Redemption Date. Excluding accrued and unpaid interest, the redemption price of the Notes is $1,010.71 per $1,000 principal amount of the Notes. Interest ceased to accrue on the Notes upon completion of such redemption. The aggregate redemption price of the Notes was paid by the Company from available cash balances.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

BY:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

Date: December 18, 2017